Exhibit 23.1



                     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated November 9, 2001 (except paragraph 2 of Note 7, as to which the date is November 19, 2001), included in the Annual Report on Form 10-K of Sonus Corp. for the year ended July 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                                      /s/ Ernst & Young LLP

Seattle, Washington
September 9, 2002